Exhibit 23.1









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by referenced in this Registration Statement on Form S-8 of Lincoln Bancorp (the "Company") of our report dated February 8, 2000, on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended December 31, 1999, filed pursuant to the Securities Exchange Act of 1934.


Olive LLP


/s/ Olive LLP
Indianapolis, Indiana
October 27, 2000